                                                                     EXHIBIT 4.8

                             PARTICIPATION AGREEMENT
                                    (N3760C)

                          Dated as of January 30, 2003

                                      among

                             DELTA AIR LINES, INC.,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                             as Subordination Agent

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 as Loan Trustee

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                 in its individual capacity as set forth herein

                                 ---------------

                           One Boeing 737-832 Aircraft
                          U.S. Registration No. N3760C

                                TABLE OF CONTENTS

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
                                                   ARTICLE 1

                                                  DEFINITIONS

Section 1.01        Definitions...................................................................................2
Section 1.02        Other Definitional Provisions.................................................................2

                                                   ARTICLE 2

                                                   THE LOANS

Section 2.01        The Loans.....................................................................................2
Section 2.02        Issuance of Equipment Notes...................................................................2
Section 2.03        The Closing...................................................................................3

                                                   ARTICLE 3

                                             CONDITIONS PRECEDENT

Section 3.01        Conditions Precedent to Obligations of Pass Through Trustees..................................3
Section 3.02        Conditions Precedent to Obligations of Company................................................6

                                                   ARTICLE 4

                            REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF COMPANY

Section 4.01        Representations and Warranties of Company.....................................................7
Section 4.02        General Indemnity.............................................................................9

                                                   ARTICLE 5

                            REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK

Section 5.01        Representations, Warranties and Covenants of U.S. Bank.......................................14

                                                   ARTICLE 6

                                        OTHER COVENANTS AND AGREEMENTS

Section 6.01        Other Agreements.............................................................................16
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                                       -i-

Section 6.02        Certain Covenants of Company.................................................................18

                                                     ARTICLE 7

                                                   MISCELLANEOUS

Section 7.01        Notices......................................................................................20
Section 7.02        Survival of Representations, Warranties, Indemnities, Covenants and Agreements...............21
Section 7.03        Governing Law................................................................................21
Section 7.04        Severability.................................................................................21
Section 7.05        No Oral Modifications or Continuing Waivers; Consents........................................21
Section 7.06        Effect of Headings and Table of Contents.....................................................21
Section 7.07        Successors and Assigns.......................................................................21
Section 7.08        Benefits of Agreement........................................................................22
Section 7.09        Counterparts.................................................................................22
Section 7.10        Submission to Jurisdiction...................................................................22

Schedule I          -   Equipment Notes, Purchasers and Original Principal Amounts
Schedule II         -   Trust Supplements
Schedule III        -   Excess Amount

Exhibit A-1         -   Form of Opinion of Counsel for Company
Exhibit A-2         -   Form of Opinion of Cadwalader, Wickersham & Taft, special counsel for Company
Exhibit A-3         -   Form of ss. 1110 Opinion of Cadwalader, Wickersham & Taft, special counsel for Company
Exhibit B           -   Form of Opinion of Special Counsel for Loan Trustee, Subordination Agent and U.S. Bank
Exhibit C           -   Form of Opinion of Special FAA Counsel
Exhibit D-1         -   Form of Opinion of Special Counsel for Primary Liquidity Provider
Exhibit D-2         -   Form of Opinion of German In-House Counsel for Primary Liquidity Provider
Exhibit D-3         -   Form of Opinion of In-House Counsel for Above Cap Liquidity Provider
Exhibit E           -   Form of Manufacturer's Consent
Exhibit F-1         -   Form of Opinion of Special Counsel for Pass Through Trustees
Exhibit F-2         -   Form of Opinion of Special Counsel for Pass Through Trustees
Exhibit G           -   Form of Opinion of In-House Counsel for Policy Provider

Annex A             -   Definitions

                             PARTICIPATION AGREEMENT
                                    (N3760C)

                  This PARTICIPATION AGREEMENT (N3760C), dated as of January 30, 2003, is made by and among DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, "Company"), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "U.S. Bank"), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as trustee (in such capacity together with any successor or other trustee in such capacity, "Pass Through Trustee") under each of the Pass Through Trust Agreements (such term and other capitalized terms used herein without definition being defined as provided in Section 1.01), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, "Subordination Agent") under the Intercreditor Agreement, and U.S. BANK TRUST NATIONAL ASSOCIATION, as loan trustee (in such capacity, together with any successor trustee in such capacity, "Loan Trustee") under the Indenture.

                                   WITNESSETH:

                  WHEREAS, Company is the owner of that certain Boeing Model 737-832 aircraft more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Company and Loan Trustee are entering into the Indenture, pursuant to which, among other things, Company will issue three series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of Company in and to the Aircraft and certain other property described in the Indenture;

                  WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II, concurrently with the execution and delivery of this Agreement, separate Pass Through Trusts are being created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of Pass Through Certificates;

                  WHEREAS, pursuant to the Intercreditor Agreement, Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  Section 1.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

                  Section 1.02 Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

                  (b) All references in this Agreement to designated "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

                  (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

                  (d) All references in this Agreement to a "government" are to such government and any instrumentality or agency thereof.

                  (e) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, they shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE 2

                                    THE LOANS

                  Section 2.01 The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date Pass Through Trustee for each Pass Through Trust shall make a loan to Company by paying to Company the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule I opposite the name of such Pass Through Trust. Pass Through Trustees, on behalf of the Pass Through Trusts, shall make such loans to Company no later than 11:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to Company at its account at Citibank, N.A., 111 Wall Street, New York, New York, Account No. 40002617, ABA Number 021000089, with the request that the bank advise Company by telephone at (404) 715-2046 upon transfer of the funds.

                  Section 2.02 Issuance of Equipment Notes. Upon the occurrence of the above payments by Pass Through Trustee for each Pass Through Trust to Company, Company shall issue, pursuant to and in accordance with
Article II of the Indenture, to Subordination Agent as agent and trustee for Pass Through Trustee for each Pass Through Trust, one or more Equipment Notes of the maturity and aggregate principal amount set forth in Schedule I opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by Loan Trustee pursuant to the Indenture, registered in the name of Subordination Agent and dated the Closing Date and shall be delivered by Loan Trustee to Subordination Agent.

                  Section 2.03 The Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York at 9:30 a.m. (New York City time) on January 30, 2003, or at such other time or place as the parties shall agree.

                                   ARTICLE 3

                              CONDITIONS PRECEDENT

                  Section 3.01 Conditions Precedent to Obligations of Pass Through Trustees. The obligation of each Pass Through Trustee to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

                  (a) Company shall have tendered the Equipment Notes to Loan Trustee for authentication, and Loan Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to Subordination Agent on behalf of the applicable Pass Through Trustee in accordance with
Section 2.02.

                  (b) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Pass Through Trustees to make the loans contemplated by Section 2.01 or to acquire the Equipment Notes.

                  (c) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Pass Through Trustees or Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each Pass Through Trustee:

                  (i)      the Intercreditor Agreement;

                  (ii)     the Liquidity Facilities;

                  (iii)    the Pass Through Trust Agreements;

                  (iv) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;

                  (v)      the Manufacturer's Consent;

                  (vi)     a copy of the FAA Bill of Sale; and

                  (vii)    a copy of the Warranty Bill of Sale.

                  (d) A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture shall have been executed and delivered by Company, as debtor, and by Loan Trustee, as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of Delaware.

                  (e) Each Pass Through Trustee shall have received the following:

                  (i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of Company, certifying as to (A) a copy of the resolutions of the Board of Directors of Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Company of this Agreement and the Indenture and each other document required to be executed and delivered by Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of Company, as in effect on the Closing Date;

                  (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of Company in such state;

                  (iii) an incumbency certificate of Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and

                  (iv) one or more certificates of Loan Trustee and Subordination Agent certifying to the reasonable satisfaction of Pass Through Trustees as to the due authorization, execution, delivery and performance by Loan Trustee and Subordination Agent of each of the Operative Documents to which Loan Trustee or Subordination Agent is or will be a party and any other documents to be executed by or on behalf of Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.

                  (f) On the Closing Date, the following statements shall be correct: (i) the representations and warranties of Company herein are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or Event of Loss but for the requirement that notice be given or time elapse or both.

                  (g) Each Pass Through Trustee and Loan Trustee shall have received (i) an opinion addressed to it from the General Counsel or an Associate General Counsel of Company (or such other internal counsel to Company as shall be reasonably satisfactory to Pass Through Trustees) substantially in the form set forth in Exhibit A-1 and (ii) opinions addressed to it from Cadwalader, Wickersham & Taft substantially in the forms set forth in Exhibits A-2 and A-3.

                  (h) Each Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Bingham McCutchen LLP, special counsel for U.S. Bank, Loan Trustee and Subordination Agent, substantially in the form set forth in Exhibit B.

                  (i) Each Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C.

                  (j) Each Pass Through Trustee and Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

                  (k) Each Pass Through Trustee shall have received a certificate from U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

                  (l) Each Pass Through Trustee shall have received opinions addressed to it from Milbank, Tweed, Hadley & McCloy LLP, special counsel for Primary Liquidity Provider, substantially in the form set forth in Exhibit D-1, from German in-house counsel for Primary Liquidity Provider, substantially in the form set forth in Exhibit D-2, and from in-house counsel for Above Cap Liquidity Provider substantially in the form set forth in Exhibit D-3.

                  (m) Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.

                  (n) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                  (o) Company shall have entered into the Pass Through Purchase Agreement, the Pass Through Certificates shall have been issued and sold pursuant to the Pass Through Purchase Agreement and the Initial Purchasers shall have transferred to Pass Through Trustees in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from Company.

                  (p) Loan Trustee shall have received an executed copy of the Manufacturer's Consent substantially in the form set forth in Exhibit E.

                  (q) Each Pass Through Trustee shall have received an opinion from in-house counsel to the Policy Provider, substantially in the form set forth in Exhibit G.

                  (r) All appropriate action required to have been taken prior to the Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement have been issued.

                  Promptly upon the recording of the Indenture (with the Indenture Supplement attached) pursuant to the Transportation Code, Company will cause Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to Subordination Agent, to Pass Through Trustees, to Loan Trustee and to Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.

                  Section 3.02 Conditions Precedent to Obligations of Company. The obligation of Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by Company) prior to or on the Closing Date of the following conditions precedent:

                  (a) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Company to enter into any transaction contemplated by the Operative Documents or the Pass Through Trust Agreements.

                  (b) The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to Company, and Company shall have received such documents and evidence with respect to U.S. Bank, Liquidity Providers, Policy Provider, Loan Trustee, Subordination Agent and each Pass Through Trustee as Company reasonably requests in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

                  (c) The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.

                  (d) On the Closing Date, the representations and warranties herein of U.S. Bank, Loan Trustee, Subordination Agent and Pass Through Trustees shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee, such party shall have so certified to Company.

                  (e) Company shall have received each opinion referred to in Subsections 3.01(h), 3.01(i), 3.01(l) and 3.01(q), each such opinion (other than 3.01(l)) addressed to Company or accompanied by a letter from the counsel rendering such opinion authorizing Company to rely on such opinion as if it were addressed to Company, and the certificates referred to in Subsections 3.01(e)(iv) and 3.01(k).

                  (f) Company shall have received an opinion addressed to it from Bingham McCutchen LLP, special counsel for Pass Through Trustees, substantially in the form set forth in Exhibit F-1 and from Reed Smith LLP, special counsel for Pass Through Trustees, substantially in the form set forth in Exhibit F-2.

                  (g) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                  (h) Company shall have received a certificate from U.S. Bank dated the Closing Date, signed by an authorized officer of U.S. Bank, certifying for each Pass Through Trustee that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

                  (i) Company shall have been paid by Pass Through Trustee for each Pass Through Trust the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule I opposite the name of such Pass Through Trust.

                                    ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF COMPANY

                  Section 4.01 Representations and Warranties of Company. Company represents and warrants that:

                  (a) Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own its properties or hold them under lease and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.

                  (b) The execution, delivery and performance by Company of this Agreement and the other Operative Documents to which Company is a party have been duly authorized by all necessary corporate action on the part of Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on Company or the certificate of incorporation or by-laws of Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of Company under, any material indenture, mortgage, contract or other agreement to which Company is a party or by which it or any of its properties may be bound or affected.

                  (c) Neither the execution and delivery by Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, except for (i) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over Company's operation of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (ii) the filings referred to in Section 4.01(e) (iii) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions and (iv) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

                  (d) This Agreement and each other Operative Document to which Company is a party have been duly executed and delivered by Company and constitute the legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture.

                  (e) Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached) and (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware, no further filing or recording of any document is necessary under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of Loan Trustee as against Company and any third parties in any applicable jurisdiction in the United States.

                  (f) Company is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  (g) As of the Closing Date, (i) Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code and (iv) the Aircraft is duly registered with the FAA in the name of Company.

                  (h) Company holds all licenses, permits and franchises from the appropriate government entities necessary to authorize Company lawfully to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a material adverse effect on the financial condition or operations of Company.

                  (i) Neither Company nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act of 1933, as amended.

                  (j) No Person acting on behalf of Company is or will be entitled to any broker's fee, commission or finder's fee in connection with the transactions contemplated hereby, other than the fees and expenses payable by Company in connection with the sale of the Pass Through Certificates on the Closing Date.

                  Section 4.02 General Indemnity. (a) Claims Defined. For the purposes of this Section 4.02, "Claims" means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined below, and, except as otherwise expressly provided in this Section 4.02, includes all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.

                  (b) Indemnitee Defined. For the purposes of this Section 4.02, "Indemnitee" means (i) U.S. Bank and Loan Trustee, (ii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, Subordination Agent, (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (v) Policy Provider and its affiliates and each Liquidity Provider and (vi) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee and any affiliate of such Indemnitee, being collectively the "Related Indemnitee Group" of such Indemnitee); provided that such Persons, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.02 prior to, or concurrently with, the making of a Claim. If any Indemnitee fails to comply with any duty or obligation under this Section 4.02 with respect to any Claim, such

Indemnitee shall not be entitled to any indemnity with respect to such Claim under this Section 4.02 to the extent such failure was prejudicial to Company. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee.

                 (c) Claims Indemnified. Subject to the exclusions stated in Subsection 4.02(d), Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of (a) the Operative Documents or the enforcement of any of the terms of the Operative Documents, (b) the Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, de-registration, delivery, nondelivery, assignment, abandonment, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by Company, any Permitted Lessee or any other Person, (ii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iii) death or property damage of passengers, shippers or others, (iv) environmental control, noise or pollution, and (c) the offer, sale or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby. Without limiting the foregoing and subject to, and without duplication of, the provisions of
Section 6.01(a), Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses actually incurred (including, without limitation, reasonable attorney's fees and disbursements actually incurred and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of Loan Trustee's agents actually incurred), of Loan Trustee in connection with the transactions contemplated hereby.

                  (d) Claims Excluded. The following are excluded from Company's agreement to indemnify an Indemnitee under this Section 4.02:

                  (i) any Claim to the extent such Claim is attributable to acts or events occurring after (x) the Lien of the Indenture has been discharged or (y) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Indenture following the occurrence and continuance of an Event of Default;

                  (ii) any Claim to the extent such Claim is, or is attributable to, a Tax, except with respect to paying indemnity amounts on an After-Tax Basis;

                  (iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee's Related Indemnitee Group;

                  (iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee's Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

                  (v) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;

                  (vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group (other than during the occurrence and continuance of an Event of Default provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law) of any Equipment Note or interest therein or Pass Through Certificate, all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Documents or any interest in the Collateral or any similar security;

                  (vii)    any Claim to the extent such Claim is attributable to
         (A) a failure on the part of Loan Trustee to distribute in accordance with this Agreement or the Indenture any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder or (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder;

                  (viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

                  (ix) any Claim to the extent such Claim is payable or borne by (a) Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document or (b) a Person other than Company pursuant to any provision of any Operative Document or any Pass Through Document;

                  (x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense or not an out-of-pocket expense actually incurred;

                  (xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                  (xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by Pass Through Trustees);

                  (xiii) any Claim by an Indemnitee related to the status of such Indemnitee as a passenger or shipper on any of Company's aircraft or as a party to a marketing or promotional or other commercial agreement with Company unrelated to the transactions contemplated by the Operative Documents; and

                  (xiv) any Claim to the extent such Claim is attributable to the offer or sale by an Indemnitee (or any member of such Indemnitee's Related Indemnitee Group) of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act of 1933, as amended, or other applicable federal, state or foreign securities laws (other than any thereof caused by acts or omissions of Company of any of its affiliates).

                  (e) Insured Claims. In the case of any Claim indemnified by Company hereunder that is covered by a policy of insurance maintained by Company, each Indemnitee agrees to cooperate, at Company's expense, with the insurers in the exercise of their rights to investigate, defend and compromise such Claim.

                  (f) Claims Procedure. An Indemnitee shall promptly notify Company of any Claim as to which indemnification is sought. The failure to provide such prompt notice shall not release Company from any of its obligations to indemnify hereunder except to the extent that Company is prejudiced by such failure or Company's indemnification obligations are increased as a result of such failure (in which event Company shall not be responsible for such additional indemnification obligations). Such Indemnitee shall promptly submit to Company all additional information in such Indemnitee's possession to substantiate such Claim as Company reasonably requests. Subject to the rights of Company's insurers, Company may, at its sole cost and expense, investigate any Claim, and may in its sole discretion defend or compromise any Claim. At Company's expense, any Indemnitee shall cooperate with all reasonable requests of Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim. Where Company or its insurers undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Company pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of outside counsel appointed by Company or its insurers to conduct such proceedings, interfere with such control. Such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees with respect to any one Claim. Notwithstanding anything to the contrary contained herein, an Indemnitee shall not under any circumstances be required or deemed to be required to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. Company will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Company's control or is reasonably available to Company, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under this Section.

                  (g) Subrogation. To the extent that a Claim is in fact paid in full by Company or its insurer, Company or such insurer (as the case may be) shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with Company or such insurer, as the case may be, to permit Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Company. So long as no Event of Default has occurred and is continuing, if an Indemnitee receives any payment, in whole or in part, from any party other than Company or its insurers with respect to any Claim paid by Company or its insurers, it shall promptly pay over to Company the amount received (but not an amount in excess of the amount Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to Company shall not be paid to Company, or, if it has been previously paid directly to Company, shall not be retained by Company, if at the time of such payment an Event of Default has occurred and is continuing, but shall be paid to and held by Loan Trustee as security for the obligations of Company under the Operative Documents. If Company agrees, such amount payable shall be applied against Company's obligations thereunder when and as they become due and payable. At such time as such Event of Default is no longer continuing, such amount, to the extent not previously so applied against Company's obligations, shall be paid to Company.

                  (h) No Guaranty. Nothing set forth in this Section 4.02 constitutes a guarantee by Company that the Aircraft at any time will have any particular value, useful life or residual value.

                  (i) Payments; Interest. Any amount payable to any Indemnitee on account of a Claim shall be paid within 30 days after receipt by Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02 directly to an Indemnitee or to Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in
Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.02 until the same is paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                  (j) Tax deduction or credit. If, by reason of any Claim payment made to or for the account of an Indemnitee by Company pursuant to this
Section 4.02, such Indemnitee subsequently realizes a tax deduction or credit not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Company, but only if Company has made all payments then due and owing to such Indemnitee under the Operative Documents, an amount equal to the sum of (1) the actual reduction in Taxes realized by such Indemnitee which such Indemnitee determines in its good faith judgment is attributable to such deduction or credit, and (2) the actual reduction in Taxes realized by such Indemnitee as such Indemnitee determines in its good faith judgement is a result of any payment made by such Indemnitee pursuant to this sentence; provided that the amount payable by such Indemnitee pursuant to this sentence shall not exceed the sum of the amounts previously paid by Company in order to indemnify such Claim on an After-Tax Basis. If such tax benefit is subsequently disallowed or lost, upon written notice from the Indemnitee, the Company shall repay all amounts paid to it pursuant to this
Section 4.2(j) in respect of such disallowed or lost tax benefits.

                                   ARTICLE 5

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK

                  Section 5.01 Representations, Warranties and Covenants of U.S. Bank. U.S. Bank, generally, and each of Loan Trustee, Subordination Agent and Pass Through Trustee as it relates to it, represents, warrants and covenants that:

                  (a) U.S. Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. U.S. Bank is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture.

                  (b) The execution, delivery and performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date, have been duly authorized by all necessary action on the part of U.S. Bank, Loan Trustee, Subordination Agent and each Pass Through Trustee, as the case may be, and do not violate any law or regulation of the United States or of the state of the United States in which U.S. Bank is located and which governs the banking and trust powers of U.S. Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee or any of their assets, will not violate any provision of the articles of association or by-laws of U.S. Bank and will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

                  (c) Neither the execution and delivery by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party, nor the consummation by U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where U.S. Bank is located and regulating the banking and trust powers of U.S. Bank and (ii) any trustee or other holder of any debt of U.S. Bank.

                  (d) This Agreement, each other Operative Document and each Pass Through Document to which U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee is a party have been duly executed and delivered by U.S. Bank, individually and in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                  (e) It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien; and it shall indemnify, protect, defend and hold harmless each Indemnitee and Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 5.01(e).

                  (f) The Equipment Notes to be issued to Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

                  (g) Each of U.S. Bank, Loan Trustee, Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Company of funds to, through or by U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by Company.

                  (h) Each of U.S. Bank, Loan Trustee, Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

                  (i) There are no Taxes payable by U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut, the State of Delaware or any political subdivision or taxing authority of either thereof in connection with the execution, delivery or performance by U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by any Pass Through Trustee imposed by the State of Connecticut, the State of Delaware or any political subdivision of either thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, the Pass Through Trusts will not be subject to any Taxes imposed by the State of Connecticut, the State of Delaware or any political subdivision of either thereof.

                  (j) Except with the consent of Company, which shall not be unreasonably withheld, U.S. Bank will act as Pass Through Trustee solely through its offices within the State of Connecticut, except for such services that may be performed for it by various agents, but not directly by it, in other states.

                  (k) There are no pending or, to its knowledge, threatened actions or proceedings against U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

                  (l)      The representations and warranties contained in
Section 7.15 of each Pass Through Trust Agreement are true, complete and correct as of the Closing Date.

                                   ARTICLE 6

                         OTHER COVENANTS AND AGREEMENTS

                  Section 6.01 Other Agreements. (a) Company agrees promptly to pay (without duplication of any other obligation Company may have to pay such amounts) (A) the initial and annual fees and (to the extent Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of Loan Trustee in connection with the transactions contemplated hereby and (B) the following expenses incurred by Loan Trustee, Subordination Agent and Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:

                  (i)      the reasonable fees, expenses and disbursements of
         (x) Bingham McCutchen LLP, special counsel for Loan Trustee, Subordination Agent and Pass Through Trustees and (y) Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and

                  (ii) all reasonable expenses incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.

                  (b) Loan Trustee, Noteholders, Subordination Agent and each Pass Through Trustee agree to execute and deliver, at Company's expense, all such documents as Company reasonably requests for the purpose of continuing the registration of the Aircraft at the FAA in Company's name. In addition, each of Loan Trustee, Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of Company, to cooperate with Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, Loan Trustee.

                  (c) Each of U.S. Bank, Loan Trustee, Subordination Agent, each Pass Through Trustee and any other Noteholder agrees that, unless an Event of Default shall have occurred and be continuing, it shall not take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by Company or any transferee of any interest in any thereof permitted under the Indenture.

                  (d) Each Noteholder, including, without limitation, Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this
Section 6.01(d).

                  (e) By its acceptance of its Equipment Notes, each Noteholder (i) unconditionally agrees for the benefit of Company and Loan Trustee to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder and (ii) agrees that it will not transfer any Equipment Note (or any part thereof) to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase and holding of such Equipment Note (or any part thereof) constitutes assets of any "employee benefit plan" or that such purchase and holding will not result in a non-exempt prohibited transaction under Section 4975 of the Code and Section 406 of ERISA.

                  (f) Each of Company, Loan Trustee, each Pass Through Trustee and Subordination Agent covenants that (i) until one year and one day after the Series G Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class G Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class G Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class G Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class G Pass Through Trust, (ii) until one year and one day after the Series C Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class C Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class C Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class C Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class C Pass Through Trust and (iii) until one year and one day after the Series D Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class D Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class D Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class D Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class D Pass Through Trust.

                  Section 6.02 Certain Covenants of Company. Company covenants and agrees with Loan Trustee as follows:

                  (a) On and after the Closing, Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as Loan Trustee reasonably requests for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by the Operative Documents.

                  (b) Company, at its expense, will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder.

                  (c) Company, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Indenture and any financing statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable Loan Trustee to take such action. In addition, Company will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. Company will notify Loan Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

                  (d) Company shall at all times maintain its corporate existence except as permitted by Subsection 6.02(e).

                  (e) Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

                  (i) the successor or transferee entity shall, if and to the extent required under Section 1110 in order that Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to Loan Trustee an agreement containing the express assumption by such successor or transferee entity of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Company is a party to be performed or observed by Company;

                  (ii) if the Aircraft is, at the time, registered with the FAA, such Person makes such filings and recordings with the FAA pursuant to the Act, or if the Aircraft is, at the time, not registered with the FAA, such Person makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger conveyance, transfer or lease;

                  (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

                  (iv) Company shall deliver to Policy Provider and Loan Trustee a certificate signed by a Responsible Officer of Company, and an opinion of counsel (which may be the general counsel, a deputy general counsel or an associate general counsel to Company), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Subsection 6.02(e) and that all conditions precedent herein relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (iii) above and may rely, as to factual matters, on a certificate of an officer of Company) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                  Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Company as an entirety in accordance with this Subsection 6.02(e), the successor Person formed by such consolidation or into which Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as Company herein.

                  (f) Company shall remain a Certificated Air Carrier for as long as and to the extent required under Section 1110 in order that Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft.

                                   ARTICLE 7

                                  MISCELLANEOUS

                  Section 7.01 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by registered or certified United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

if to Company, addressed to:

         Delta Air Lines, Inc.
         1030 Delta Boulevard
         Atlanta, Georgia 30320
         Attention: Treasurer, Dept. 856

         Telephone: (404) 714-1724
         Facsimile: (404) 715-4862

         with a copy to the General Counsel at the same address, but Dept. 971

         Telephone: (404) 715-2387
         Facsimile: (404) 733-1657

if to U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee, addressed to:

         U.S. Bank Trust National Association
         225 Asylum Street
         Goodwin Square
         Hartford, Connecticut  06103
         Attention: Corporate Trust Division
         Telephone: (860) 244-1844
         Facsimile: (860) 244-1881

or if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

                  Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provision of formal notice as set forth in this Section 7.01.

                  Section 7.02 Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided herein, the representations, warranties, indemnities, covenants and agreements of Company, U.S. Bank, Loan Trustee, Subordination Agent, each Pass Through Trustee and Noteholders herein, and each of their obligations hereunder, shall survive the making of the loans, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Documents.

                  SECTION 7.03 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 7.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 7.05 No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to Loan Trustee. Each Pass Through Trustee and, by its acceptance of an Equipment Note, each subsequent Noteholder covenants and agrees that it shall not unreasonably withhold its consent to any consent of Loan Trustee requested by Company under the Indenture.

                  Section 7.06 Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and do not define or limit any of the terms or provisions hereof.

                  Section 7.07 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by Company, by U.S. Bank, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, Subordination Agent and its successor under the Intercreditor Agreement and Loan Trustee and its successor under the Indenture, whether so expressed or not.

                  Section 7.08 Benefits of Agreement. Subject to the next sentence, nothing in this Agreement, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein. Company agrees and acknowledges that each Liquidity Provider, Policy Provider and each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture shall be third party beneficiaries of the covenants and agreements of Company with respect to the indemnities contained in Section 4.02 and may rely on the covenants and agreements of Company with respect to such indemnities to the same extent as if the covenants and agreements of Company with respect to such indemnities were made to each Liquidity Provider and Policy Provider directly (and in addition Policy Provider shall be a third party beneficiary of the covenants and agreements in its favor contained in Section 6.02(e)(iv) and may rely on such covenants and agreements to the same extent as if such covenants and agreements were made to Policy Provider directly).

                  Section 7.09 Counterparts. This Agreement may be executed in any number of counterparts. Each of the parties hereto shall not be required to execute the same counterpart. Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.

                  Section 7.10 Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.



                                       DELTA AIR LINES, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Pass Through Trustee
                                          under each of the Pass Through Trust
                                          Agreements



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Subordination Agent



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Loan Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, in its individual
                                          capacity as set forth herein



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                   SCHEDULE I to
                                                         PARTICIPATION AGREEMENT

                                EQUIPMENT NOTES,
                    PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

                                  DESCRIPTION OF                                              ORIGINAL PRINCIPAL
       PURCHASER                  EQUIPMENT NOTES                    MATURITY                        AMOUNT
       ---------                  ---------------                    --------                  -----------------
Delta Air Lines Pass         Series 2003-1G Equipment            January 25, 2008               $21,917,485.13
   Through Trust 2003-1G        Note EN-1G-001

Delta Air Lines Pass         Series 2003-1C Equipment            January 25, 2008               $ 8,325,376.09
   Through Trust 2003-1C        Note EN-1C-001

Delta Air Lines Pass         Series 2003-1D Equipment            January 25, 2008               $ 2,883,344.43
   Through Trust 2003-1D        Note EN-1D-001

                                                                  SCHEDULE II to
                                                         PARTICIPATION AGREEMENT

                                TRUST SUPPLEMENTS

                  Trust Supplement No. 2003-1G, dated as of January 30, 2003, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2003-1G.

                  Trust Supplement No. 2003-1C, dated as of January 30, 2003, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2003-1C.

                  Trust Supplement No. 2003-1D, dated as of January 30, 2003, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2003-1D.

                                                                 SCHEDULE III to
                                                         PARTICIPATION AGREEMENT

                                  EXCESS AMOUNT

              Date                       Excess Amount
            ---------                    -------------
            30-Jan-03                     $4,968,931
            25-Apr-03                     $4,968,931
            25-Jul-03                     $4,968,931
            25-Oct-03                     $4,968,931
            25-Jan-04                     $4,719,830
            25-Apr-04                     $4,719,830
            25-Jul-04                     $4,719,830
            25-Oct-04                     $4,719,830
            25-Jan-05                     $4,296,408
            25-Apr-05                     $4,296,408
            25-Jul-05                     $4,296,408
            25-Oct-05                     $4,296,408
            25-Jan-06                     $4,065,135
            25-Apr-06                     $4,065,135
            25-Jul-06                     $4,065,135
            25-Oct-06                     $4,065,135
            25-Jan-07                     $3,671,427
            25-Apr-07                     $3,671,427
            25-Jul-07                     $3,671,427
            25-Oct-07                     $3,671,427
            25-Jan-08                     $        0


                                      III-1

                                                                  EXHIBIT A-1 to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                               COUNSEL FOR COMPANY


                            [Intentionally Omitted]


                                      A-1-1

                                                                  EXHIBIT A-2 to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                           SPECIAL COUNSEL FOR COMPANY


                            [Intentionally Omitted]


                                      A-2-1

                                                                  EXHIBIT A-3 to
                                                         PARTICIPATION AGREEMENT

                           FORM OF ss. 1110 OPINION OF
                           SPECIAL COUNSEL FOR COMPANY


                            [Intentionally Omitted]


                                      A-3-1

                                                                    EXHIBIT B to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                        SPECIAL COUNSEL FOR LOAN TRUSTEE,
                        SUBORDINATION AGENT AND U.S. BANK


                            [Intentionally Omitted]

                                                                    EXHIBIT C to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                               SPECIAL FAA COUNSEL


                            [Intentionally Omitted]

                                                                  EXHIBIT D-1 to
                                                         PARTICIPATION AGREEMENT

                           FORM OF OPINION OF SPECIAL
                     COUNSEL FOR PRIMARY LIQUIDITY PROVIDER


                            [Intentionally Omitted]


                                      D-1-1

                                                                  EXHIBIT D-2 to
                                                         PARTICIPATION AGREEMENT

                       FORM OF OPINION OF GERMAN IN-HOUSE
                     COUNSEL FOR PRIMARY LIQUIDITY PROVIDER


                            [Intentionally Omitted]


                                      D-2-1

                                                                  EXHIBIT D-3 to
                                                         PARTICIPATION AGREEMENT

                           FORM OF OPINION OF IN-HOUSE
                    COUNSEL FOR ABOVE-CAP LIQUIDITY PROVIDER


                            [Intentionally Omitted]


                                      D-3-1

                                                                    EXHIBIT E to
                                                         PARTICIPATION AGREEMENT

                         FORM OF MANUFACTURER'S CONSENT


                            [Intentionally Omitted]

                                                                  EXHIBIT F-1 TO
                                                         PARTICIPATION AGREEMENT

                                 FORM OF OPINION
                    SPECIAL COUNSEL FOR PASS THROUGH TRUSTEES


                            [Intentionally Omitted]


                                      F-1-1

                                                                  EXHIBIT F-2 TO
                                                         PARTICIPATION AGREEMENT

                                 FORM OF OPINION
                    SPECIAL COUNSEL FOR PASS THROUGH TRUSTEES

                            [INTENTIONALLY OMITTED]

                                      F-2-1

                                                                    EXHIBIT G TO
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                      IN-HOUSE COUNSEL FOR POLICY PROVIDER

                            [INTENTIONALLY OMITTED]


                                      G-1